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                                                                   Exhibit 23(A)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The J.M. Smucker Company Amended and Restated 1998 Equity and Performance Incentive Plan of our report dated June 6, 2002, with respect to the consolidated financial statements of The J.M. Smucker Company incorporated by reference in its Annual Report (Form 10-K) for the year ended April 30, 2002, and our report dated July 26, 2002 with respect to the financial statement schedule included therein filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

                                                           Ernst & Young LLP

Akron, Ohio
August 16, 2002